UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2019

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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)

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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
11075 Roselle Street			92121
San Diego	California		(Zip Code)
(Address of principal executive offices)
 Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01    Entry Into A Material Definitive Agreement.

On November 14, 2019, Tandem Diabetes Care, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Ameri Shore LLC, an Idaho limited liability company (the “Landlord”) for approximately 94,562 square feet of additional general office space located at 1500 W. Shoreline Drive, Boise, Idaho (the “Shoreline Building”).

Subject to limited exceptions, the initial lease term is expected to commence on the earlier of (i) the date on which the Company substantially completes certain specified work related to tenant improvements, (ii) the date on which the Company commences use of the premises, or (iii) July 1, 2020 (the “Commencement Date”), and will expire 84 months from the first day of the first full month following the Commencement Date (such period, the “Base Term”). The Company will also have a one-time option (the “Extension Option”) to extend the term of the Lease for a period of three years by delivering prior written notice to the Landlord in accordance with the terms of Lease.

The initial base rent for the premises is approximately $91,000 per month and will increase annually by 2.5% beginning on each annual anniversary of the Commencement Date. The monthly base rent does not include ongoing operating expenses throughout the duration of the Lease which are the responsibility of the Company. Operating expenses in connection with the lease are estimated to be approximately $1.5 million in the first 12 months following the Commencement Date.

Future minimum payments for base rent under the Lease will be as follows (in thousands):

2020	$544
2021	1,101
2022	1,129
2023	1,157
2024	1,186
Thereafter	3,090
Total	$8,207

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by the Lease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, Chief Legal & Compliance Officer
Date: November 18, 2019